As filed with the Securities and Exchange Commission on February 26, 2019

Registration No. 333-223517

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

420 Montgomery Street
San Francisco, California 94104
(866) 249-3302
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Allen Parker
Senior Executive Vice President and General Counsel
Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94104

(866) 249-3302
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

With copies to:

Mary E. Schaffner

Wells Fargo & Company

MAC #N9305-173

Wells Fargo Center, 17th Floor

Sixth and Marquette

Minneapolis, Minnesota 55479

(866) 249-3302

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, $1-2/3 par value	500,000	$49.59	$24,795,000.00	$3,005.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this registration statement covers additional securities that may be issued as a result of stock splits, stock dividends, recapitalization or other similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The offering price and registration fee are based on the average of the high and low sales prices of the common stock, as reported on the New York Stock Exchange, on February 20, 2019.

(3)	This registration statement also includes 4,763,219 unsold shares of Wells Fargo & Company common stock that were previously registered on an expiring registration statement (Registration Statement No. 333-205270) (the “Previous Registration Statement”) and any additional shares of Wells Fargo & Company common stock issued with respect thereto by way of a stock split, stock dividend or other similar transactions. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $23,228.84 filing fee previously paid by the registrant in connection with such unsold securities will continue to be applied to such unsold securities, and the offering of the unsold securities registered under the Previous Registration Statement will be deemed terminated as of the effective date of this registration statement. As a result, this registration statement relates to an aggregate of 5,263,219 shares of Wells Fargo common stock and the amount of the registration fee has been calculated based on the maximum offering price of the additional 500,000 shares registered on this Post-Effective Amendment No. 1 to the registration statement.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-223517) (the “Registration Statement”) is being filed to (i) reflect that Wells Fargo & Company expects that it will no longer be a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, upon the filing by Wells Fargo & Company of its Annual Report on Form 10-K with the Securities and Exchange Commission on or about February 27, 2019 and (ii) include information that is required to be included in the Registration Statement by such form for Registrants who are no longer well-known seasoned issuers. Wells Fargo & Company may continue to offer and sell the securities registered hereunder in accordance with Rule 415 under the Securities Act of 1933.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$3,005.15
Accounting Fees*	25,000.00
Printing and Mailing Expenses*	10,000.00
Miscellaneous*	5,000.00
Total*	$43,005.15

*Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with litigation. Article Fourteenth of the Registrant’s Restated Certificate of Incorporation, as amended, provides for broad indemnification of directors and officers. Wells Fargo also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

	(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4(a)

Restated Certificate of Incorporation of Wells Fargo (incorporated by reference to Exhibit 3(a) to Wells Fargo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed November 6, 2018)

4(b)	By-Laws of Wells Fargo (incorporated by reference to Exhibit 3.1 to Wells Fargo’s Current Report on Form 8-K filed March 1, 2018)

5	Opinion of Mary E. Schaffner, Senior Company Counsel, Wells Fargo Legal Department

23(a)	Consent of Mary E. Schaffner (included in Exhibit 5)

23(b)	Consent of KPMG LLP

24	Powers of Attorney*

*Previously filed.

E-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2019.

WELLS FARGO & COMPANY

By:	/s/ Timothy J. Sloan
Timothy J. Sloan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on February 26, 2019 by the following persons in the capacities with Wells Fargo & Company indicated:

/s/ Timothy J. Sloan	President and Chief Executive Officer
Timothy J. Sloan	(Principal Executive Officer)

/s/ John R. Shrewsberry	Senior Executive Vice President and Chief Financial Officer
John R. Shrewsberry	(Principal Financial Officer)

/s/ Richard D. Levy	Executive Vice President and Controller
Richard D. Levy	(Principal Accounting Officer)

JOHN D. BAKER II	)
CELESTE A. CLARK	)
THEODORE F. CRAVER, JR.	)
ELIZABETH A. DUKE	)	A majority of the Board of Directors of
DONALD M. JAMES	)	Wells Fargo & Company*
MARIA R. MORRIS	)
KAREN B. PEETZ	)
JUAN A. PUJADAS	)
JAMES H. QUIGLEY	)
RONALD L. SARGENT	)
TIMOTHY J. SLOAN	)
SUZANNE M. VAUTRINOT	)

*Timothy J. Sloan, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ Timothy J. Sloan
Timothy J. Sloan
Attorney-in-Fact